UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2026
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401-1219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 7.01	Regulation FD Disclosure.

THE YORK WATER COMPANY ANNOUNCES SETTLEMENT OF RATE REQUEST:
Supports York Water’s $145 million investment in water and wastewater service

York, Pennsylvania, February 19, 2026 – The York Water Company (NASDAQ: YORW) announced that earlier today the Pennsylvania Public Utility Commission (PUC) approved a joint settlement allowing revisions to water and wastewater base rates for its customers. The approved rates provide revenue needed to support critical customer service, low-income assistance programs, and essential infrastructure development programs while maintaining a superior value proposition for its customers.

“The York Water Company is committed to providing safe, reliable, and affordable water and wastewater services,” said JT Hand, President and CEO of The York Water Company. “This disciplined rate adjustment allows us to reinvest in our system, ensuring that we can continue meeting the needs of our growing communities while meeting or exceeding the increasing regulatory demands placed on our industry.”

The approved rate adjustment will support system improvements including:
•	Replacing, reinforcing, and relining aging water mains, replacing meters, hydrants, and service lines;
•	Expanding wastewater treatment plants; and
•	Improving company-owned facilities like storage tanks, pump stations, and upgrading water and wastewater treatment facilities for continued regulatory compliance.

The rate package also doubles the amount available to assist low-income customer assistance programs, benefiting more York Water customers across Adams, Franklin, Lancaster, and York Counties.

The approved rates allow for a total increase of approximately $18.85 million in annual combined water and wastewater revenue. The typical residential water customer will pay an additional $8.51 per month (28 cents per day) for water and an additional $25.45 per month (85 cents per day) for wastewater services. At the increased rates, the average cost of 1,000 gallons of water remains slightly more than one cent per gallon.

“Our last rate adjustment was three years ago. The York Water Company has a disciplined ratemaking philosophy which balances our responsibility to invest in our systems with sensitivity to the impact on our customers.  Rate requests like the one we just completed are serious matters to both our company and our customers.” Hand added. “We remain proud to be one of the most affordable utilities in the region, with a gallon of water costing just over a penny per gallon.”

Customers will see the new rates reflected on bills beginning March 1, 2026.

For more information about The York Water Company’s water and wastewater services, customer support, or investment opportunities, visit www.yorkwater.com.

The York Water Company is honored to provide water and wastewater services to over 212,000 people in 58 municipalities and visitors in Adams, Franklin, Lancaster, and York counties.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: February 19, 2026	Matthew E. Poff
Chief Financial Officer